UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

RETAIL OPPORTUNITY INVESTMENTS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	001-33749 (Commission File Number)	26-0500600 (I.R.S. Employer Identification No.)

81 Main Street, White Plains, NY (Address of Principal Executive Offices)	10601 (Zip Code)
Registrant's telephone number, including area code: (914) 620-2700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On July 29, 2011, a subsidiary of Retail Opportunity Investments Corp. (the "Company") completed the acquisition of a shopping center located in Bothell, Washington known as Canyon Park Shopping Center from Canyon Park Development Co. (“Seller”), an unaffiliated third party. The net purchase price for Canyon Park Shopping Center was approximately $18.4 million and was funded with cash and borrowings under the Company's credit facility.

Set forth in Item 9.01 are financial statements prepared pursuant to Rule 3-14 of Regulation S-X relating to the acquisition of Canyon Park Shopping Center, which individually is not considered significant within the meaning of Rule 3-14.

Item 9.01 Financial Statements and Exhibits.

(a)      Financial Statement of Property Acquired.

Canyon Park Shopping Center

•	Independent Auditors’ Report

•	Statement of Revenues and Certain Expenses for the Year Ended December 31, 2010 (Audited) and nine months ended September 30, 2011 (Unaudited)

•	Notes to Statement of Revenues and Certain Expenses for the Year Ended December 31, 2010 (Audited) and nine months ended September 30, 2011(Unaudited)

(b)      Pro Forma Financial Information.

•	Pro Forma Consolidated Statement of Operations for the Nine Months Ended September 30, 2011 (Unaudited)

•	Pro Forma Consolidated Statement of Operations for the Year Ended December 31, 2010 (Unaudited)

•	Notes to Pro Forma Consolidated Financial Statements (Unaudited)

(c)      Exhibits.

Exhibit No.	Description
23.1	Consent of Independent Auditor
99.1	Financial statements and pro forma financial information referenced above under paragraphs (a) and (b) of this Item 9.01

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RETAIL OPPORTUNITY INVESTMENTS CORP.

Dated: November 28, 2011	By:	/s/ John B. Roche Name: John B. Roche Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
23.1	Consent of Independent Auditor
99.1	Financial Statement of Property Acquired and Pro Forma Financial Information